UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): December 14, 2009

Bakers Footwear Group, Inc.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	000-50563 ------------------- (Commission File Number)	43-0577980 --------------------------- (I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Nasdaq Deficiency Letter.

                As described in recent periodic reports, Bakers Footwear Group, Inc. (the “Company”) has been monitoring its compliance with the continuing listing criteria of The Nasdaq Capital Market (“Capital Market”), including the requirement to maintain a minimum stockholders’ equity of $2,500,000.  As reported in the Company’s Quarterly Report on Form 10-Q filed on December 9, 2009, subject to any periods for determining compliance and any applicable grace periods, as of December 9, 2009, the Company did not believe it met certain Nasdaq continued listing requirements, including the minimum shareholders’ equity standard.

                On December 14, 2009 the Company received a staff deficiency letter from The Nasdaq Stock Market (“Nasdaq”) informing the Company that, based on its stockholders’ deficit as reported in the Company’s Form 10-Q filed on December 9, 2009, the Company did not meet the $2,500,000 minimum stockholders’ equity required for continued listing on the Capital Market by Marketplace Rule 5550(b)(1).  The Nasdaq letter has no immediate effect on the listing of the Company’s common stock.

                Nasdaq rules provide the Company with 15 calendar days (until December 29, 2009) to submit a plan to regain compliance with the $2,500,000 minimum stockholders’ equity standard.  If the plan is accepted, of which there can be no assurance, Nasdaq may grant an extension of up to 105 calendar days from the date of the deficiency letter to regain compliance.  If compliance cannot be demonstrated within the extension period, or if Nasdaq determines that the Company’s plan is not sufficient to achieve compliance, it may provide written notice that the Company’s common stock is subject to delisting from the Capital Market.  At such time, the Company may request a hearing before a Nasdaq hearings panel.  In such an event, the Company’s common stock would remain listed on the Capital Market pending a final determination by the panel.

                The Company intends to submit its compliance plan to Nasdaq by December 29, 2009 and, based on its business plan, the Company believes it will regain compliance with the Nasdaq minimum stockholders’ equity requirement at the end of fiscal year 2009.  The Company’s Quarterly Reports on Form 10-Q and the Company’s most recent Annual Report on Form 10-K disclose additional information regarding its business plan and provide additional disclosure regarding the risks of the Company’s current liquidity situation and its ability to comply with its financial covenants.

                On December 18, 2009, the Company issued a press release announcing the receipt of a staff deficiency letter from Nasdaq.  A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.  The description of this press release contained herein is qualified in its entirety by the full text of such exhibit.

                As reported in the Company’s Form 10-Q filed on December 9, 2009, the Company previously received a deficiency letter from Nasdaq with respect to the $1.00 minimum bid price requirement.  Under Nasdaq rules we have until March 15, 2010 to regain compliance with the $1.00 minimum bid price standard.  Please see “Item 1A. Risk Factors—We received a staff deficiency letter from the Nasdaq Stock Market indicating that we have not met a listing standard for continued listing on the Nasdaq Capital Market. If we are unable to comply with continuing listing requirements we may be subject to delisting, which could cause our stock to be subject to additional volatility and illiquidity” in the Company’s Form 10-Q filed on December 9, 2009 for additional information.

                This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements (within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(E) of the Securities Exchange Act of 1934).  The Company has no duty to update such statements. Actual future events and circumstances could differ materially from those set forth in this Current Report, including Exhibit 99.1, due to various factors.

                Factors that could cause these conditions not to be satisfied include inability to satisfy listing requirements, inability to satisfy debt covenants, material declines in sales trends and liquidity, material changes in capital market conditions or in the Company’s business, prospects, results of operations or financial condition and other risks and uncertainties, including those detailed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including those discussed in “Risk Factors,” in “Management’s Discussion and Analysis of Financial Position and Results of Operations” and in Note 2 to the Company’s financial statements, and in the Company’s other filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  See Exhibit Index.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.
(Registrant)

Date: December 18, 2009	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III
Executive Vice President,
Chief Financial Officer,
Controller, Treasurer and
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated December 18, 2009 relating to the receipt of a staff deficiency letter from The Nasdaq Stock Market.